Exhibit 99.3

BLACK HILLS CORPORATION

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

The following Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”) give effect to the pending acquisition by Black Hills Corporation (“Black Hills”) of SourceGas Holdings LLC (“SourceGas”) and the corresponding common stock offering and Corporate Units offering reflected in the preliminary prospectus supplements filed with the Securities and Exchange Commission by Black Hills on November 16, 2015.  The pro forma financial statements have been prepared for illustrative purposes only.  The pro forma information is not necessarily indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated.  In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company.  The pro forma adjustments are based on the information available at the time of the preparation of these pro forma financial statements.

The pro forma financial information should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Black Hills and SourceGas, referenced below.  The pro forma financial statements of Black Hills Corporation have been derived from:

•                  the audited consolidated statement of income of Black Hills Corporation for the year ended December 31, 2014 included in Black Hills Corporation’s Form 10-K/A for the fiscal year then ended;

•                  the consolidated financial statements of Black Hills Corporation as of and for the nine months ended September 30, 2015 (unaudited) included in Black Hills Corporation’s Form 10-Q for the quarterly period ended September 30, 2015;

•                  the audited consolidated statement of income of SourceGas for the year ended December 31, 2014; and

•                  the consolidated financial statements of SourceGas as of and for the nine months ended September 30, 2015 (unaudited).

Black Hills’ acquisition of SourceGas will be accounted for in accordance with the acquisition method of accounting and the regulations of the Securities and Exchange Commission.  The Unaudited Pro Forma Combined Condensed Statements of Income (“pro forma statements of income”) for the year ended December 31, 2014 and the nine months ended September 30, 2015 give effect to the SourceGas acquisition and related financing as if they were completed on January 1, 2014 (the first day of the most recently completed fiscal year).  The Unaudited Pro Forma Combined Condensed Balance Sheet (“pro forma balance sheet”) was prepared as if the SourceGas acquisition and related financing were completed on September 30, 2015 (the latest interim balance sheet date).  The unaudited pro forma statements of income and balance sheet are based on certain assumptions, described in the accompanying notes, which management believes are reasonable.  These unaudited pro forma financial statements should be read in conjunction with the accompanying Notes to Unaudited Combined Condensed Pro Forma Financial Statements.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•                  directly attributable to the SourceGas acquisition and related financing;

•                  factually supportable; and

•                  with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Black Hills and SourceGas.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the SourceGas acquisition.  Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact Black Hills’ financial results when the SourceGas acquisition is completed.  The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the SourceGas acquisition that have been incurred by Black Hills and are included in its historical financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.  The pro forma financial statements have been prepared in advance of the close of the SourceGas acquisition and the related financing transactions; the final amounts recorded upon the closings of the acquisition and the related financing transactions may differ materially from the information presented.  These estimates are subject to market conditions and may materially change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

Black Hills’ management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the SourceGas acquisition and related financing transactions and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements.  Certain amounts in SourceGas’ historical balance sheet as of September 30, 2015, have been reclassified to conform to Black Hills’ presentation in these pro forma financial statements.  These reclassifications are presented within the Presentation Reclass column in the pro forma balance sheet as of September 30, 2015.

BLACK HILLS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (LOSS)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands, except per share amounts)	Black Hills Corporation Historical	SourceGas Historical	Pro Forma Adjustments Relating to the SourceGas Acquisition	Pro Forma Adjustments Relating to Financings and Equity Offerings	Note	Combined Pro Forma

Revenue	$986,346	$333,701	$—	$—		$1,320,047

Operating expenses:
Utilities -
Fuel, purchased power and cost of natural gas sold	350,778	150,725	—	—		501,503
Operations and maintenance	205,630	89,569	(1,867)	—	5 (A)	293,332
Non-regulated energy operations and maintenance	67,744	—	—	—		67,744
Depreciation, depletion and amortization	116,821	34,594	—	—		151,415
Taxes - property, production and severance	33,988	6,242	—	—		40,230
Impairment of long-lived assets	178,395	—	—	—		178,395
Other operating expenses	3,392	—	—	—		3,392
Total operating expenses	956,748	281,130	(1,867)	—		1,236,011

Operating income (loss)	29,598	52,571	1,867	—		84,036

Other income (expense):
Interest charges -
Interest expense incurred (including amortization of debt issuance costs, premiums and discounts and realized settlements on interest rate swaps)	(61,833)	(25,599)	—	(42,399)	5 (B)	(129,831)
Allowance for funds used during construction - borrowed	843	—	—	—		843
Capitalized interest	1,037	—	—	—		1,037
Interest income	1,163	226	—	—		1,389
Allowance for funds used during construction - equity	563	—	—	—		563
Other income (expense), net	1,568	1,570	—	—		3,138
Total other income (expense), net	(56,659)	(23,803)	—	(42,399)		(122,861)

Income (loss) before earnings (loss) of unconsolidated subsidiaries and income taxes	(27,061)	28,768	1,867	(42,399)		(38,825)
Equity in earnings (loss) of unconsolidated subsidiaries	(344)	—	—	—		(344)
Impairment of equity investments	(5,170)	—	—	—		(5,170)
Income tax benefit (expense)	14,640	(6,548)	(5,492)	15,688	5 (C)	18,288
Net income (loss) available for common stock	$(17,935)	$22,220	$(3,625)	$(26,711)		$(26,051)

Earnings (loss) per share of common stock:
Earnings (loss) per share, Basic	$(0.40)					$(0.52)
Earnings (loss) per share, Diluted	$(0.40)					$(0.52)
Weighted average common shares outstanding:
Basic	44,598			5,500	3, 6	50,098
Diluted	44,598			5,500	3, 6	50,098

The accompanying Notes to Unaudited Combined Condensed Pro Forma Financial Statements are an integral part of these Combined Condensed Pro Forma Financial Statements.

BLACK HILLS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share amounts)	Black Hills Corporation Historical	SourceGas Historical	Pro Forma Adjustments Relating to the SourceGas Acquisition	Pro Forma Adjustments Relating to Financings and Equity Offerings	Note	Combined Pro Forma

Revenue	$1,393,570	$492,128	$—	$—		$1,885,698

Operating expenses:
Utilities -
Fuel, purchased power and cost of natural gas sold	581,782	252,940	—	—		834,722
Operations and maintenance	270,954	121,938	—	—		392,892
Non-regulated energy operations and maintenance	88,141	—	—	—		88,141
Depreciation, depletion and amortization	144,745	41,003	—	—		185,748
Taxes - property, production and severance	43,580	7,694	—	—		51,274
Other operating expenses	500	—	—	—		500
Total operating expenses	1,129,702	423,575	—	—		1,553,277

Operating income (loss)	263,868	68,553	—	—		332,421

Other income (expense):
Interest charges -
Interest expense incurred (including amortization of debt issuance costs, premiums and discounts and realized settlements on interest rate swaps)	(73,017)	(32,511)	—	(41,202)	5 (B)	(146,730)
Allowance for funds used during construction - borrowed	1,075	—	—	—		1,075
Capitalized interest	982	—	—	—		982
Interest income	1,925	386	—	—		2,311
Allowance for funds used during construction - equity	994	—	—	—		994
Other income (expense), net	1,688	1,375	—	—		3,063
Total other income (expense), net	(66,353)	(30,750)	—	(41,202)		(138,305)

Income (loss) before earnings (loss) of unconsolidated subsidiaries and income taxes	197,515	37,803	—	(41,202)		194,116
Equity in earnings (loss) of unconsolidated subsidiaries	(1)	—	—	—		(1)
Income tax benefit (expense)	(66,625)	(2,941)	(10,068)	15,245	5 (C)	(64,389)

Net income (loss) available for common stock	$130,889	$34,862	$(10,068)	$(25,957)		$129,726

Earnings (loss) per share of common stock:
Earnings (loss) per share, Basic	$2.95					$2.60
Earnings (loss) per share, Diluted	$2.93					$2.59
Weighted average common shares outstanding:
Basic	44,394			5,500	3, 6	49,894
Diluted	44,598			5,500	3, 6	50,098

The accompanying Notes to Unaudited Combined Condensed Pro Forma Financial Statements are an integral part of these Combined Condensed Pro Forma Financial Statements.

BLACK HILLS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in thousands)	Black Hills Corporation Historical	SourceGas Historical	Presentation Reclass	Pro Forma Adjustments Relating to the SourceGas Acquisition	Pro Forma Adjustments Relating to Financings and Equity Offerings	Note	Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$38,841	$2,021	$—	$(956,254)	$1,155,000	5 (E) (F)	$239,608
Restricted cash and equivalents	2,462	—	—	—	—		2,462
Accounts receivable, net	115,502	38,282	—	—	—		153,784
Materials, supplies and fuel	90,349	8,714	11,076	—	—		110,139
Gas in underground storage	—	11,075	(11,075)	—	—		—
Derivative assets, current	—	—	2,100	—	—		2,100
Income tax receivable, net	—	—	—	—	—		—
Deferred income tax assets, net, current	47,783	3,627	—	3,489	—	5 (H)	54,899
Regulatory assets, current	51,962	10,216	—	—	—		62,178
Prepayments	—	5,496	(5,496)	—	—		—
Other current assets	55,383	6,492	3,395	—	3,400	5 (G)	68,670
Total current assets	402,282	85,923	—	(952,765)	1,158,400		693,840

Investments	12,148	—	—	—	—		12,148

Property, plant and equipment	4,882,420	1,548,541	—	—	—		6,430,961
Less: accumulated depreciation and depletion	(1,617,723)	(606,311)	—	—	—		(2,224,034)
Total property, plant and equipment, net	3,264,697	942,230	—	—	—		4,206,927

Other assets:
Goodwill	359,527	384,229	—	594,336	—	4, 5 (D)	1,338,092
Intangible assets, net	3,440	—	—	—	—		3,440
Regulatory assets, non-current	182,337	30,348	—	—	—		212,685
Derivative assets, non-current	—	—	146	—	—		146
Deferred income taxes, non-current	—	—	—	—	—		—
Other assets, non-current	22,131	4,079	(146)	—	—		26,064
Total other assets, non-current	567,435	418,656	—	594,336	—		1,580,427

TOTAL ASSETS	$4,246,562	$1,446,809	$—	$(358,429)	$1,158,400		$6,493,342

BLACK HILLS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in thousands, except per share amounts)	Black Hills Corporation Historical	SourceGas Historical	Presentation Reclass	Pro Forma Adjustments Relating to the SourceGas Acquisition	Pro Forma Adjustments Relating to Financings and Equity Offerings	Note	Combined Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,633	$37,713	$—	$—	$—		$129,346
Interest accrued	—	5,056	(5,056)	—	—		—
Accrued liabilities	229,957	—	48,171	—	10,400	5 (J)	288,528
Income taxes accrued	308	2,850	—	—	—		3,158
Derivative liabilities, current	3,312	9,441	—	—	—		12,753
Deferred income taxes, current	—	—	—	—	—		—
Customer deposits	—	12,330	(12,330)	—	—		—
Deferred revenue	—	7,577	(7,577)	—	—		—
Regulatory liabilities, current	5,647	17,783	—	—	—		23,430
Notes payable	117,900	—	—	—	682,967	5 (F)	800,867
Current maturities of long-term debt	—	—	—	—	—		—
Other	—	23,208	(23,208)	—	—		—
Total current liabilities	448,757	115,958	—	—	693,367		1,258,082

Long-term debt, net of current maturities	1,567,797	873,746	—	—	260,000	5 (F)	2,701,543

Deferred credits and other liabilities:
Deferred income tax liabilities, net, non-current	494,834	40,151	—	7,911	—	5 (H)	542,896
Derivative liabilities, non-current	722	1,446	—	—	—		2,168
Regulatory liabilities, non-current	152,164	—	267	—	—		152,431
Benefit plan liabilities	158,614	—	31,194	—	—		189,808
Other deferred credits and other liabilities	136,462	39,168	(31,461)	10,000	17,415	5 (J)	171,584
Total deferred credits and other liabilities	942,796	80,765	—	17,911	17,415		1,058,887

Stockholders’ equity:
Common stock equity —
Common stock $1 par value; 100,000,000 shares authorized; issued 50,391,626	44,892	—	—	—	5,500	5 (I)	50,392
Members capital	—	382,876	(382,876)	—	—		—
Additional paid-in capital	753,856	—	194,881	(194,881)	197,118	5 (I) (J)	950,974
Retained earnings	504,864	—	187,995	(187,995)	(15,000)	5 (I)	489,864
Treasury stock, at cost — 35,855	(1,789)	—	—	—	—		(1,789)
Accumulated other comprehensive income (loss)	(14,611)	(6,536)	—	6,536	—		(14,611)
Total stockholders’ equity	1,287,212	376,340	—	(376,340)	187,618		1,474,830

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,246,562	$1,446,809	$—	$(358,429)	$1,158,400		$6,493,342

The accompanying Notes to Unaudited Combined Condensed Pro Forma Financial Statements are an integral part of these Combined Condensed Pro Forma Financial Statements.

BLACK HILLS CORPORATION

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND THE YEAR ENDED DECEMBER 31, 2014

(1)                                 DESCRIPTION OF THE SOURCEGAS ACQUISITION

On July 12, 2015, Black Hills Utility Holdings, Inc. entered in a definitive agreement to acquire SourceGas Holdings LLC and its subsidiaries from investment funds managed by Alinda Capital Partners and GE Energy Financial Services, a unit of General Electric Co. (NYSE:GE), for approximately $1.89 billion, which includes $200 million of projected capital expenditures through closing and the assumption of approximately $720 million in debt projected at closing.  The effective purchase price is estimated to be $1.74 billion after taking into account approximately $150 million net present value of tax benefits consisting primarily of acquired NOLs and a step up of the assets including additional amortizable goodwill resulting from the transaction.  The purchase price is subject to customary post-closing adjustments for cash, capital expenditures, indebtedness and working capital.  This purchase price adjustment is to be determined and agreed to after closing, subject to a review period.  Accordingly, no purchase price adjustment has been reflected in these pro forma financial statements; except that the assumed purchase price in these pro forma financial statements reflects actual capital expenditures of $140 million through September 30, 2015 and actual indebtedness of $874 million as of September 30, 2015.

In connection with entering into the definitive agreement to acquire SourceGas, Black Hills entered into a Bridge Term Loan Agreement with Credit Suisse as the Administrative Agent and 10 additional banks, collectively, for commitments totaling $1.17 billion.  Black Hills may draw up to $1.17 billion on this loan to fund the acquisition and related expenses.  In the event Black Hills funds under the Bridge Term Loan Agreement, in certain circumstances, we are required to pay down those borrowings with funds received from the proceeds of equity and debt offerings and asset sales.

SourceGas primarily operates four regulated natural gas utilities serving approximately 425,000 customers in Arkansas, Colorado, Nebraska and Wyoming, and a 512 mile regulated intrastate natural gas transmission pipeline in Colorado.  Following completion of the transaction, SourceGas will be a wholly-owned subsidiary of Black Hills Utility Holdings, Inc.

The agreement for the acquisition of SourceGas is subject to various provisions including representations, warranties, and covenants with respect to Arkansas, Colorado, Nebraska and Wyoming utility businesses that are subject to customary conditions and limitations.  Completion of the transaction is also subject to regulatory approvals from the public utility commissions in Arkansas, Colorado, Nebraska, and Wyoming.  The acquisition was also subject to notification, clearance and reporting requirements under the Hart-Scott-Rodino Act, which waiting period expired on August 18, 2015.  On August 10, 2015, we filed joint applications with the public utility commissions in Arkansas, Colorado, Nebraska, and Wyoming, requesting a March 1, 2016 approval date in all four filings.  The discovery process with all four state commissions is ongoing and the acquisition is expected to close during the first half of 2016.

(2)                                 BASIS OF PRESENTATION OF THE COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

Black Hills Corporation Historical represents Black Hills Corporation’s historical audited consolidated statement of income derived from the audited financial statements included in the Black Hills’ Annual Report on Form 10-K/A for the year ended December 31, 2014 and the condensed consolidated statement of income and balance sheet derived from the unaudited financial statements included in Black Hills’ Quarterly Report on Form 10-Q, for the period ended and as of September 30, 2015.

SourceGas Historical represents SourceGas Holdings LLC’s historical audited consolidated statement of income for the year ended December 31, 2014 and the unaudited consolidated statement of income and balance sheet for the nine months ended and as of September 30, 2015.  Certain reclassifications have been made to SourceGas’ historical presentation in order to conform to Black Hills Corporation’s historical presentation, as presented within the column titled “Presentation Reclass” in the pro forma balance sheet.

The unaudited pro forma combined condensed statements of income and balance sheet have been prepared to reflect the acquisition of SourceGas and the related financing.  The unaudited pro forma combined condensed statements of income combine the Black Hills Corporation and SourceGas historical consolidated income statements for the nine months ended September 30, 2015 and the year ended December 31, 2014, giving effect to the acquisition and related financing as if they had occurred on January 1, 2014.  The unaudited pro forma combined condensed balance sheet as of September 30, 2015 gives effect to the acquisition and financing as if they had occurred on that date.  The historical financial information has been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are:

•                  directly attributable to the SourceGas acquisition and related financing;

•                  factually supportable; and

•                  with respect to the statements of income, expected to have a continuing impact on the combined results of Black Hills Corporation and SourceGas.

The unaudited pro forma financial statements are presented for illustration only and do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the SourceGas acquisition.  Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the Black Hills financial statements when the SourceGas acquisition is completed.  The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the SourceGas acquisition that have been incurred by Black Hills and are included in its historical financial statements.

(3)                                       FINANCING THE ACQUISITION

For purposes of the pro forma financial information, Black Hills Corporation has assumed the SourceGas Acquisition financing will consist of the following:

•                  an assumed $450 million aggregate principal amount on the Bridge Term Loan with all-in interest rates of 9.69% (annualized) and 6.18% for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively (see Note 5);

•                  an assumed $233 million aggregate principal amount of short-term borrowings on the Revolving Credit Facility at interest rates of 1.40% and 1.36% for the nine months ended September 30, 2015 and for the year ended December 31, 2014, respectively (see Note 5);

•                  an assumed $260 million issuance of remarketable junior subordinated notes (RSN) with purchase contracts issued by Black Hills to purchase shares of common stock (Corporate Units), as reflected in the preliminary prospectus supplement filed by Black Hills Corporation on November 16, 2015 (see Note 5); and

•                  an assumed $246 million issuance of approximately 5.5 million shares of Black Hills Corporation’s common stock (equity offering) at a share price of $44.66 (which was the closing price of Black Hills Corporation’s common stock on the New York Stock Exchange on November 12, 2015).

Black Hills Corporation intends to issue approximately $450 million of long-term debt to finance the acquisition of SourceGas. Black Hills does not intend to draw under the Bridge Term Loan; however, because Black Hills does not have a firmly committed agreement in place related to the expected long-term debt issuance, these pro forma financial statements reflect borrowing under the Bridge Term Loan rather than the expected long-term financing.  Assumed fees related to the Bridge Term Loan have been reflected in the pro forma financial information for the periods presented as deferred financing costs being amortized over 24 months.

Each Corporate Unit initially consists of a contract to purchase Black Hills Corporation common stock in the future and a 1/20 or 5% undivided beneficial ownership interest in $1,000 principal amount of Black Hills Corporation’s RSNs due 2028.  The Corporate Units will be accounted for as two instruments, the stock purchase contracts and the RSNs.  The stock purchase contracts will be classified as equity and the RSNs will be classified as long-term debt in Black Hills Corporation’s financial statements.  The stock purchase contracts obligate the holders to purchase shares of Black Hills Corporation’s common stock at a future settlement date of approximately three years from the issuance date.  The RSNs are pledged as collateral to secure the purchase of common stock under the stock purchase contracts.  Black Hills Corporation has assumed it will make semi-annual payments on the RSNs and quarterly contract adjustment payments on the stock purchase contracts at the rates of 3.25% and 4%, respectively.  The present value of the contract adjustment payments will be initially recorded in shareholders’ equity, with an offsetting credit to liabilities.  This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation.  Subsequent contract adjustment payments reduce this liability.

The final structure and terms of the SourceGas acquisition financing will be subject to market conditions and may change materially from the assumptions described above.  Changes in the assumptions described above would result in changes to various components of the unaudited pro forma combined condensed balance sheet, including cash and cash equivalents, long-term debt and additional paid-in capital, and various components of the unaudited pro forma combined condensed statements of income including interest expense, earnings per share and weighted-average shares outstanding.  Depending upon the nature of the changes, the impact on the pro forma financial information could be material.

•                  Each 1/8% increase (decrease) in the respective interest rates assumed above would result in an increase (decrease) in pro forma interest expense of approximately $0.9 million for the nine months ended September 30, 2015, and approximately $1.2 million for the year ended December 31, 2014 and would decrease (increase) pro forma earnings per share (basic and diluted) by less than $0.02 per share for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (assuming the assumed principal and stated amounts and the pro forma weighted-average shares outstanding do not change from those assumed as described herein);

•                  Each $25 million increase (decrease) in the principal amount of the borrowings on the bridge term loan would increase (decrease) pro forma interest expense by approximately $1.8 million for the nine months ended September 30, 2015 and approximately $1.4 million for the year ended December 31, 2014, and would decrease (increase) pro forma earnings per share (basic and diluted) by approximately $0.02 per share for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (assuming the stated interest rates on the bridge term loan and the pro forma weighted-average shares outstanding do not change from those assumed as described herein);

•                  Each $25 million increase (decrease) in the gross proceeds from the issuance of the Corporate Units (including as a result of the underwriters fully exercising their option to purchase additional Corporate Units, which is limited to a maximum of 0.8 million additional Corporate Units) would increase (decrease) pro forma interest expense by approximately $0.7 million for the nine months ended September 30, 2015, and approximately $1.0 million for the year ended December 31, 2014, and would decrease (increase) pro forma earnings per share (basic and diluted) by approximately $0.01 per share for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (assuming the rates on the Corporate Units and the pro forma weighted-average shares outstanding do not change from those assumed as described herein);

•                  Each $25 million increase (decrease) in the principal amount of the borrowings on the Revolving Credit Facility would increase (decrease) pro forma interest expense by approximately $0.3 million for the nine months ended September 30, 2015, and approximately $0.3 million for the year ended December 31, 2014, and would decrease (increase) pro forma earnings per share (basic and diluted) by less than $0.01 per share for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (assuming the stated interest rates on the revolving credit facility and the pro forma weighted-average shares outstanding do not change from those assumed as described herein);

•                  Each $25 million increase (decrease) in the gross proceeds from the issuance of the common stock (including as a result of the underwriters fully exercising their option to purchase additional shares of common stock, which is limited to a maximum of 0.8 million additional shares) would increase (decrease) pro forma weighted average shares outstanding by approximately 0.6 million shares and would decrease (increase) pro forma earnings per share (basic and diluted) by approximately $0.01 per share for the nine months ended September 30, 2015 and approximately $0.03 per share for the year ended December 31, 2014 (assuming the offering price per share of common stock does not change from that assumed as described herein);

•                  Each $1.00 per share increase (decrease) in the assumed offering price of the common stock of $44.66 per share would, in the aggregate, decrease (increase) pro forma weighted-average shares outstanding by approximately 0.1 million shares, and would increase (decrease) pro forma earnings per share (basic and diluted) by less than $0.01 for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (assuming the aggregate dollar amount of common stock issued does not change from that assumed as described herein).

(4)                                 PRO FORMA ALLOCATION OF PURCHASE PRICE

The consideration paid by Black Hills for SourceGas’ identifiable assets acquired and liabilities assumed for the purpose of preparing the pro forma financial information was determined by Black Hills’ management’s estimate of the approximate enterprise value of SourceGas; such determination is subject to change upon closing, which may be material.

The historical book value of the assets acquired and liabilities assumed approximates fair value given the regulatory environment under which SourceGas operates, with the exception of asset retirement obligations and pension obligations which are subject to valuation adjustments that have not been made at this time, a long-term gas purchase obligation held at SourceGas’ non-regulated subsidiary that has been adjusted to approximate fair value within these pro forma financial statements, and adjustments associated with income taxes which are reflected within these pro forma financial statements.

The fair values are estimated as of September 30, 2015, and do not reflect the effect of any anticipated future activity.  The estimated purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values with the excess of the purchase price over the fair value recorded as goodwill.  The following table shows the pro forma allocation of the consideration paid for SourceGas’ identifiable assets acquired and liabilities assumed, and the pro forma goodwill generated from the acquisition.

(in thousands)		September 30, 2015

Estimated Purchase Price		$1,830,000
Less: Long-term debt assumed		(873,746)
Estimated Consideration Paid		$956,254
Fair value of assets acquired:
Cash	$2,021
Accounts receivable, net	38,282
Materials, supplies and fuel	19,789
Derivative assets, current	2,100
Deferred income tax assets, net, current	7,116
Regulatory assets, current	10,216
Other current assets	9,887
Property, plant & equipment, net	942,230
Regulatory assets, non-current	30,348
Derivative assets, non-current	146
Other assets, non-current	3,934
Total Assets	$1,066,069
Fair Value of liabilities assumed:
Accounts payable	$37,713
Accrued liabilities	48,171
Income taxes accrued	2,850
Derivative liabilities, current	9,441
Regulatory liabilities, current	17,783
Long-term debt, net of current maturities	873,746
Deferred income tax liabilities, net, non-current	48,062
Derivative liabilities, non-current	1,446
Regulatory liabilities, non-current	267
Benefit plan liabilities	31,194
Other deferred credits and other liabilities	17,707
Total liabilities	$1,088,380
Net assets (liabilities) acquired		$(22,311)

Preliminary pro forma goodwill generated from the acquisition		$978,565

The SourceGas acquisition enhances Black Hills’ utilities, providing greater operating scale, driving more efficient delivery of services and benefiting customers.  Goodwill generated from the acquisition reflects the benefits of increased operating scale and organic growth opportunities.

The actual calculation of goodwill will be determined after closing based on facts in existence at that time and may be materially different than the estimates provided herein.

(5)                                 PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the Unaudited Pro Forma Combined Condensed Statements of Income (Loss) and the Unaudited Pro Forma Combined Condensed Balance Sheet are as follows:

(A)                   Operations and maintenance - reflects pro forma adjustment to remove SourceGas acquisition transaction costs incurred by Black Hills Corporation for the nine months ended September 30, 2015.  There were no such transaction costs incurred for the year ended December 31, 2014.

(B)                   Interest expense - reflects pro forma adjustments assuming an increase in Black Hills’ debt resulting from a $450 million assumed draw on the Bridge Term Loan agreement, $260 million of Corporate Units and assumed borrowings under our Revolving Credit Facility as shown in the tables below.  The tables below also include the amortization of the deferred financing costs which is included in interest expense in each period.

Borrowings under the Bridge Term Loan incur interest at a rate of LIBOR plus a spread reflective of Black Hills’ BBB/Baa1 senior unsecured credit rating from S&P and Moody’s, respectively.  A duration fee is also incurred by applying 50 basis points to the total amount drawn, increasing quarterly by 25 basis points.  Assumed deferred financing costs of approximately $6.9 million are being amortized over an assumed 24 month term beginning January 1, 2014; these pro forma financial statements assume the initial 12 month term of the bridge facility is extended for an additional 12 months.

Interest expense on the Corporate Units is comprised of an assumed interest rate of 3.25% on the RSNs and accretion of the associated contract adjustment payment liability on the purchase contracts that are a component of the Corporate Units over the estimated contract life of three years (See Note 3).  As of September 30, 2015, the approximate present value of contract adjustment payment liability is $27.8 million.

Interest expense on our Revolving Credit Facility is at LIBOR plus a margin of 112.5 basis points reflective of our current corporate credit rating.

The combined effective interest rate for the Bridge Term Loan, including the duration fee over the assumed 24 months of the bridge term, the Revolving Credit Facility and the Corporate Units is approximately 6.00% for the nine months ended September 30, 2015 and 4.37% for the year ended December 31, 2014, and is based on the following pricing assumptions shown in the tables below:

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

ASSUMED BRIDGE TERM LOAN

Assumed principal borrowed (in thousands)	# of Days	End Date	LIBOR Rates	Rate (BBB/Baa1)	Duration Fee	Commitment Fee	Interest Expense + Duration Fees
							(in thousands, except rates)
$450,000	90	3/31/2015	0.255600%	2.125%	1.500%	0.1750%	$9,625
$450,000	90	6/30/2015	0.270750%	2.375%	1.750%	0.1750%	$11,048
$450,000	90	9/30/2015	0.283200%	2.625%	2.000%	0.1750%	$12,469
Pro forma Interest Expense on Bridge Term Loan							$33,142
Less Actual Interest Expense recorded through September 30, 2015 (1)							(1,592)
Adjust Deferred Financing Cost Amortization through September 30, 2015 (1)							1,144
Total Pro forma Interest Expense on Bridge Term Loan							$32,694
All in Interest Rate on Bridge Term Loan (annualized)							9.69%

ASSUMED CORPORATE UNITS

(in thousands, except rates)
Assumed Principal on the RSNs	$260,000
Assumed Interest Rate	3.25%
Pro forma Interest Expense on the RSNs	$6,338
Accretion of Contract Adjustment Payment Liability on the Purchase Contracts that are a Component of the Corporate Units	921
Total Pro forma Interest Expense on Corporate Units	$7,259

REVOLVING CREDIT FACILITY

(in thousands, except rates)
Assumed Incremental Revolving Credit Facility borrowings	$232,967
Interest Rate	1.40%
Pro Forma Interest Expense on Revolving Credit Facility	$2,446

Pro Forma Adjustment Total Interest Expense	$42,399

Pro Forma Combined Effective Interest Rate (annualized)	6.00%

(1)         Black Hills historical income statement for the nine months ended September 30, 2015, includes actual costs associated with the bridge term loan including approximately $1.6 million of interest expense and approximately $1.4 million of deferred financing costs amortization.  The pro forma income statements assume borrowings on the bridge term loan as of January 1, 2014.  To reflect the appropriate pro forma interest and amortization expense on the pro forma income statements, these adjustments are necessary to appropriately account for what is already recorded in the historical Black Hills income statement.

FOR THE YEAR ENDED DECEMBER 31, 2014

ASSUMED BRIDGE TERM LOAN

Assumed principal borrowed (in thousands)	# of Days	End Date	LIBOR Rates	Rate (BBB/Baa1)	Duration Fee	Commitment Fee	Interest Expense + Duration Fees
							(in thousands, except rates)
$450,000	90	3/31/2014	0.246100%	1.125%	0.500%	0.1750%	$3,989
$450,000	90	6/30/2014	0.230600%	1.375%	0.750%	0.1750%	5,378
$450,000	90	9/30/2014	0.230700%	1.625%	1.000%	0.1750%	6,785
$450,000	90	12/31/2014	0.235100%	1.875%	1.250%	0.1750%	8,196

Pro forma Interest Expense on Bridge Term Loan	$24,348
Amortization of Deferred Financing Costs	3,450
Total Pro forma Interest Expense on Bridge Term Loan	$27,798
All in Interest Rate on Bridge Term Loan	6.18%

ASSUMED CORPORATE UNITS

(in thousands, except rates)
Assumed Principal on the RSNs	$260,000
Assumed Interest Rate	3.25%
Pro forma Interest Expense on RSNs	$8,450
Accretion of Contract Adjustment Payment Liability on the Purchase Contracts that are a Component of the Corporate Units	1,786
Total Pro forma Interest Expense on Corporate Units	$10,236

REVOLVING CREDIT FACILITY

(in thousands, except rates)
Assumed Incremental Revolving Credit Facility borrowings	$232,967
Interest Rate	1.36%
Pro Forma Interest Expense on Revolving Credit Facility	$3,168

Pro Forma Adjustment Total Interest Expense	$41,202

Pro Forma Combined Effective Interest Rate	4.37%

The term of the bridge term loan is 12 months; however, to calculate interest expense for the nine months ended September 30, 2015, we assumed a 12 month extension of the Bridge Term Loan, and we assumed continuation of an increase in the duration fees 25 basis points per quarter.  Actual borrowings under the Bridge Term Loan are short-term in nature and would mature in September 2016.  As such these borrowings are shown as current in the accompanying pro forma balance sheet, and we have not adjusted the pro forma financial statements for any assumed long-term financing of these borrowings.  See also Note 3.  It is likely that lower interest rates currently associated with expected long-term financing will be materially different than interest rates on assumed borrowings under the bridge facility as presented.

(C)                   Income tax expense - reflects the pro forma tax effect of the other pro forma adjustments based on an estimated statutory tax rate of 37%.

Additional pro forma adjustments reflect the impact of income tax expense recognized on the SourceGas historical financial statements as SourceGas has subsidiaries that are not subject to income taxes at the entity level.  Using an estimated statutory tax rate of 37%, additional pro forma income tax expense was $4.8 million for the nine months ended September 30, 2015, and $10.1 million for the year ended December 31, 2014.

(D)                   Goodwill - the pro forma adjustment of $594 million reflects the elimination of SourceGas’ $384 million of goodwill and $979 million of goodwill generated from the acquisition.  As further described in Footnote 4, goodwill generated from the acquisition of $979 million is calculated as the difference between the estimated purchase price and the estimated fair value of the identifiable SourceGas assets acquired and liabilities assumed.

(E)                    Reflects the net change to cash from the acquisition (in thousands):

Estimated Purchase Price	$(1,830,000)
Adjusted by:
Assumption of debt	873,746
Net change to cash	$(956,254)

(F)                     Reflects the effects of the assumed bridge financing, assumed incremental borrowings on our Revolving Credit Facility, issuance of Corporate Units and issuance of common stock on the assumptions described in Note 3.  Due to the 12 month term of the bridge loan, the assumed borrowings are presented as short-term debt (in thousands, except par value and per share amounts).

Proceeds from assumed bridge financing (1)	$450,000
Proceeds from assumed borrowings on our revolving credit facility	232,967
Pro forma adjustment to Notes payable	$682,967

Proceeds from assumed issuance of Corporate Units (2)	$260,000

Assumed equity issuance:
Common Stock — $1 par, 5,500 shares @ $44.66 (3)	$5,500
Additional Paid in Capital	240,130
Proceeds from common stock issuance	$245,630

Less: Equity issuance costs, including underwriter’s fees, and other fees associated with the acquisition	$(33,597)

Total pro forma proceeds from debt and equity	$1,155,000

(1)         As discussed in Footnote 3 and in pro forma adjustment “B” above, we intend to issue approximately $450 million in long-term debt, and we have no intention of borrowing under the existing bridge facility.  At the date these pro forma financial statements were prepared we did not have firmly committed agreements in place for long-term borrowings; therefore, they are presented as short term borrowings under the bridge facility on the accompanying Unaudited Combined Condensed Balance Sheet.

(2)         See Note 3.

(3)         Assumes issuance of 5.5 million shares of common stock at a price per share equal to $44.66 (which was the closing price of Black Hills Corporation’s common stock on the New York Stock Exchange on November 12, 2015), resulting in the estimated proceeds of $246 million before deducting estimated underwriter discounts, commissions and estimated offering expenses (excluding any shares that may be issued upon exercise of the underwriters’ option to purchase additional shares).

(G)                   Other assets - reflects pro forma adjustments to record deferred financing costs as of September 30, 2015, as if the transaction occurred on that date.  Black Hills’ September 30, 2015 balance sheet includes $3.6 million of deferred financing costs related to the bridge.  The adjustment reflects an assumed additional $2.2 million of deferred bridge financing fees and $1.2 million of deferred financing costs on our Corporate Units.

(H)                  The deferred taxes associated with the acquisition will be accounted for under the guidance prescribed in ASC 740.  A SourceGas subsidiary, which is an LLC taxed as a partnership, has no deferred income taxes recorded on its balance sheet.  When Black Hills acquires SourceGas, appropriate deferred income taxes will be recorded on the opening balance sheet and estimates are reflected in these pro forma financial statements, including adjustments related to a step up in tax basis.  The following table summarizes the pro forma adjustments to deferred taxes (in thousands):

September 30, 2015

Deferred income tax assets, net, current	$3,489

Deferred income tax liabilities, net, non-current	$7,911

(I)                       Reflects the pro forma adjustments to Stockholders’ Equity to eliminate the SourceGas equity balances.

The table below reflects the pro forma adjustments to Stockholder’s Equity as of September 30, 2015:

(in thousands)	Pro Forma Adjustments Relating to Bridge Financing and Equity Offering

Assumed Common Stock issued (Note F)	$5,500

Assumed Additional Paid in Capital	$240,130
Present value of contract adjustment payments (Note J)	(27,815)
Equity issuances costs	(15,197)
Pro forma adjustment to Additional Paid in Capital	$197,118

Retained Earnings (1)	$(15,000)

Total Pro forma adjustment to Stockholder’s Equity	$187,618

(1)         This pro forma adjustment to Retained Earnings reflects an assumed one-time, non-recurring expense associated with the acquisition which is expected to be included in Black Hills’ expenses in the twelve months following the acquisition.  This adjustment does not reflect any tax impacts that may be applicable.  This expense is not included in the pro forma combined condensed income statements for the nine months ended September 30, 2015, or for the year ended December 31, 2014.

(J)                       Other deferred credits reflect a pro forma adjustment of $10 million to estimate the approximate fair value of a long-term gas supply obligation held by SourceGas’ non-regulated subsidiary.

Also included is the $17.4 million non-current portion of $27.8 million present value of quarterly contract adjustment payments of the Corporate Units as of September 30, 2015 (See Note 3).  The present value assumes a 4% rate over the assumed three year term of the contracts.  The current portion of the quarterly contract adjustment payments of $10.4 million is included with accrued liabilities.

(6)                                 EARNINGS PER SHARE

The pro forma earnings per share calculation for Black Hills in the pro forma income statements for the nine months ended September 30, 2015 and for the year ended December 31, 2014 reflect the assumed 5.5 million of common shares as if they were issued and outstanding on January 1, 2014.

BLACK HILLS CORPORATION

NON-GAAP MEASURES FROM THE UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND THE YEAR ENDED DECEMBER 31, 2014

In addition to presenting pro forma information in conformity with Generally Accepted Accounting Principles (GAAP), Black Hills is providing non-GAAP financial information in the form of Earnings before Interest Taxes Depreciation and Amortization (EBITDA) and EBITDA, as adjusted.  Black Hills’ management believes EBITDA (non-GAAP) and EBITDA, as adjusted (non-GAAP) are important supplemental measures of operating performance which, when considered with measures calculated in accordance with GAAP, give a more complete understanding of operating results.

A reconciliation of pro forma EBITDA and pro forma EBITDA, as adjusted, to pro forma Net Income (Loss) determined in accordance with GAAP is provided below (minor differences may result due to rounding):

PRO FORMA COMBINED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in millions)

	Black Hills Historical	SourceGas Historical	Pro Forma Adjustments Relating to the SourceGas Acquisition	Pro Forma Adjustments Relating to Financings and Equity Offerings	Note	Combined Pro Forma

Net income (loss) (GAAP)	$(17.9)	$22.2	$(3.6)	$(26.7)		$(26.1)
Interest expense, net	58.8	25.4	—	42.4	5(B)	126.6
Provision (benefit) for income taxes	(14.6)	6.5	5.5	(15.7)	5(C)	(18.3)
Depreciation and amortization	116.8	34.6	—	—		151.4
Impairment of long-lived assets	178.4	—	—	—		178.4
EBITDA (non-GAAP)	$321.5	$88.7	$1.9	$—		$412.0
Adjustment:
Impairment of equity investments	5.2	—	—	—		5.2
EBITDA, as adjusted (non-GAAP)	$326.6	$88.7	$1.9	$—		$417.2

PRO FORMA COMBINED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2014

(in millions)

	Black Hills Historical	SourceGas Historical	Pro Forma Adjustments Relating to the SourceGas Acquisition	Pro Forma Adjustments Relating to Financings and Equity Offerings	Note	Combined Pro Forma

Net income (loss) (GAAP)	$130.9	$34.9	$(10.1)	$(26.0)		$129.7
Interest expense, net	69.0	32.1	—	41.2	5(B)	142.4
Provision (benefit) for income taxes	66.6	2.9	10.1	(15.2)	5(C)	64.4
Depreciation and amortization	144.7	41.0	—	—		185.7
Impairment of long-lived assets	—	—	—	—		—
EBITDA (non-GAAP)	$411.3	$110.9	$—	$—		$522.2
Adjustment:
Impairment of equity investments	—	—	—	—		—
EBITDA, as adjusted (non-GAAP)	$411.3	$110.9	$—	$—		$522.2